EXHIBIT 10.38

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                              ROADHOUSE GRILL, INC.

                                      AND

                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I


                            DATED AS OF MAY 26, 1995

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                               TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----
ARTICLE I - THE COMMON SHARES .........................................   1
     Section 1.01 Issuance, Sale and Delivery Of The Common Shares ...    1
     Section 1.02 Closing ............................................    1

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........    1
     Section 2.01 Organization, Qualification and Corporate Power ....    2
     Section 2.02 Authorization of Agreements, Etc ...................    2
     Section 2.03 Validity ...........................................    3
     Section 2.04 Authorized Capital Stock ...........................    3
     Section 2.05 Financial Statements ...............................    4
     Section 2.06 Events Subsequent to the date of the Balance Sheet .    5
     Section 2.07 Litigation; Compliance with Law ....................    5
     Section 2.08 Proprietary Information of Third Parties ...........    6
     Section 2.09 Title to Properties ................................    7
     Section 2.10 Leasehold Interests ................................    7
     Section 2.11 Insurance ..........................................    7
     Section 2.12 Taxes ..............................................    7
     Section 2.13 Loans and Advances .................................    8
     Section 2.14 Assumptions, Guarantanties, Etc. of Indebtedness
       of Other Persons ..............................................    8
     Section 2.15 Significant Suppliers And Licensees ................    8
     Section 2.16 Governmental Approvals .............................    8
     Section 2.17 Disclosure .........................................    9
     Section 2.18 Offering of The Commmon Stock ......................    9
     Section 2.19 Brokers ............................................    9
     Section 2.20 Officers ...........................................    9
     Section 2.21 Transactions with Affiliates .......................    9
     Section 2.22 Employees ..........................................   10
     Section 2.23 U.s. Real Property Holding Corporation .............   10
     Section 2.24 License ............................................   10
     Section 2.25 Restaurants Under Development ......................   10
     Section 2.26 Compliance with Franchise Laws .....................   10

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ........   11

ARTICLE IV - CONDITIONS TO THE CLOSING ...............................   12
     Section 4.01 Conditions to the Obligations of the Purchaser......   12
     Section 4.02 Conditions to the Obligations of the Company .......   12

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ARTICLE V - COVENANTS OF THE COMPANY ........................................13
    Section 5.01    Financial Statements, Reports, Etc.......................13
    Section 5.02    Right of First Refusal ..................................14
    Section 5.03    Corporate Existence .....................................15
    Section 5.04    Properties, Business, Insurance .........................15
    Section 5.05    Restrictive Agreements Prohibited .......................16
    Section 5.06    Transactions with Affiliates ............................16
    Section 5.07    Expenses of Directors ...................................16
    Section 5.08    Use of Proceeds .........................................16
    Section 5.09    Board of Directors Meetings .............................16
    Section 5.10    Compensation ............................................16
    Section 5.11    By-Laws .................................................17
    Section 5.12    Maintenance of Ownership of Subsidiaries,................17
    Section 5.13    Distributions By Subsidiaries ...........................17
    Section 5.14    Compliance with Laws ....................................17
    Section 5.15    Keeping of Records and Books of Account..................17
    Section 5.16    U.S. Real Property Interest Statement....................17

ARTICLE VI - MISCELLANEOUS ..................................................18
    Section 6.01    Expenses ................................................18
    Section 6.02    Survival of Agreements ..................................18
    Section 6.03    Brokerage ...............................................18
    Section 6.04    Parties in Interes ......................................18
    Section 6.05    Notices .................................................19
    Section 6.06    Governing Law ...........................................19
    Section 6.07    Entire Agreement ........................................19
    Section 6.08    Counterparts ............................................19
    Section 6.09    Amendments ..............................................20
    Section 6.10    Severability ............................................20
    Section 6.11    Titles and Subtitles ....................................20
    Section 6.12    Certain Defined Terms ...................................20

INDEX TO EXHIBITS:

EXHIBITS A:  FORM OF AMENDMENT TO 1994 REGISTRATION RIGHTS AGREEMENT

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of May 26, 1995 between ROADHOUSE GRILL, INC., a Florida corporation (the "Company"), and the serveral purchasers named in the attached SCHEDULE I (individually a "Purchaser" and collectively the "Purchasers").

         WHEREAS, the Company wishes to issue and sell to the Purchasers a minimum of 1,250,000 shares of the authorized but unissued Common Stock, $.01 par value, of the Company (the "Common Stock"); and

         WHEREAS, the Purchaser wishes to purchase the shares of Common Stock on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                               THE COMMON SHARES

         Section 1.01 ISSUANCE, SALE AND DELIVERY OF THE COMMON SHARES.

         Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of shares of Common Stock set forth opposite the name of such Purchaser under heading "Number of Shares of Common Stock to be Purchased" on SCHEDULE I, at a price of $3.20 per share.

         Section 1.02 CLOSING.

         The closing under this Agreement shall take place at the offices of the Company within ten (10) days following execution of this Agreement (such closing being called the "Closing" and such dated and time being called the "Closing Date"). At the Closing, the Company shall deliver to each Purchaser a certificate or certificates in such denominations and registered in such names as set forth on Schedule I, representing the number of shares to be purchased by such Purchaser from the Company, against payment by such Purchaser to the Company of the full purchase price in the amount set forth opposite the name of each Purchase under the heading "Aggregate Purchase Price" on Schedule I by wire transfer of immediately available funds or as otherwise agreed by the Company and the Purchasers.

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                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as SCHEDULE II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         Section 2.01 ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

              (a) The Company is a corporation incorporated and organized under the laws of the State of Florida and its status is active, and it is duly licensed or qualified to transact business as a foreign corporation and is in good standing each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the second amendment to the 1994 Registration Rights Agreement with the Purchasers in the form attached as EXHIBIT A (the "Second Amendment to the 1994 Registration Rights Agreement") and to issue, sell and deliver the Common Stock.

              (b) Except as provided in SCHEDULE II, the Company has no subsidiaries and does not own of record or benefically, directly or indirectly,
(i) any shares of capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture or other non-coprporate business enterprise, or (iii) control, directly or indirectly, any other entity.

         Section 2.02  AUTHORIZATION OF AGREEMENTS, ETC.

              (a) The execution and delivery by the Company of this Agreement and the Second Amendment to the 1994 Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Common Stock have been duly authorized by all requisite corporate action and will not violate any provisiion of law, any order of any court or other agency of government, the Articles of Incorporation of the Company, as amended or supplemented (the "Charter"), or the By-Laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound or conflict with, result in a breach of or constitue (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

              (b) The shares of Common Stock have been duly authorized and, when issued in accordance with this Agreement, will validly issued, fully paid and nonassessable with no

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personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the 1994 Registration Rights Agreement, as amended, the 1994 Voting Agreement dated as of February 10, 1994 ("1994 Voting Agreement"), the Stock Purchase Agreement between Roadhouse
Grill, Inc. and Berjaya Group (Cayman) Limited dated as of September 26, 1994 or as set forth elsewhere herein. The issuance, sale or delivery of the shares of Common Stock is not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

         Section 2.03 VALIDITY

         This Agreement has been duly executed and delivered by the Company and constitues the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Second Amendment to the 1994 Registration Rights Agreement, when it is executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         Section 2.04 AUTHORIZED CAPITAL STOCK

              Immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 3,525,000 have been designated Series A Convertible Preferred Stock and 2,366,700 shares have been designated Series B Convertible Preferred Stock, and (ii) 30,000,000 shares of Common Stock. Immediately prior to the Closing, 9,544,445 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, 3,525,000 shares of Series A Convertible Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability atttaching to the ownership thereof and 2,350,025 shares of Series B Convertible Preferred Stock will be validly isssued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The stockholders of record of the Company and the number of shares of Common Stock and Preferred Stock held by each are set forth in the attached SCHEDULE III, and except as set forth herein and as contemplated by this Agreement, there are no subscriptions, warrants, options, convertible securities, and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company. The Company has granted an option to J. David Toole, III to purchase 355,555 shares of Common Stock at $.15 per share (the "Toole Option") and an option to J. David Toole, III to purchase 500,000 shares of Common Stock at $2.50 per share (the "Second Toole Option"). The Company has adopted a 1994 Stock Option Plan providing for the issuance of not more than 200,000 shares of Common Stock (the "Option Plan") and form of option agreements for the issuance of options to purchase shares of the Company's Common Stock to employees and consultants of the Company and members of the Board of Directors who are not employees. Except for the shares of Common Stock issuable upon the conversion of the Series A Preferred Shares, the Series B Preferred Shares, and the 200,000 shares of Common Stock reserved for issuance pursuant to the Option Plan, and the 355,555 and 500,000 shares of Common Stock reserved for issuance

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pursuant to the Toole Option and the Second Toole Option, respectively, no shares of Common Stock or other capital stock of the Company are reserved for possible future issuance. The designations, powers preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached SCHEDULE II or SCHEDULE IV,
(i) no person owns of record or is known to the Company to own beneficially any share of Common Stock or capital stock of the Company, (ii) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, or as set forth in the attached SCHEDULE II or SCHEDULE IV, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided in this Agreement or in the 1994 Voting Agreement, to the best of the Company's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto), except as set forth in the attached SCHEDULE II or SCHEDULE IV. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

         Section 2.05 FINANCIAL STATEMENTS.

              (a) The Company has furnished to the Purchasers the audited balance sheet of the Company as of January 2, 1994, and the related statements of operations, changes in shareholders' deficiency and cash flows of the Company for the year ended January 2, 1994. The Company has furnished to the Purchasers the unaudited balance sheet of the Company as of January 26, 1995 ("Balance Sheet"), and the related statements of operations of the Company for the period ended January 26, 1995. All such financial statements have been prepared in accordance with the generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of such dates and the results of its operations for the period then ended. Since the date of the Balance Sheet, other than as disclosed in SCHEDULE II (i) there has been no material change in the assets, liabilities or financial condition of the Company from that are reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company have been materially adversely affected by any occurence or development, individually or in the aggregate, whether or not insured against.

              (b) Except as provided in documents referred to in SCHEDULE IV hereto, the Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), including, without limiting the generality of the foregoing, any tax liabilities due or to

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become due, not reflected in the above referred to financial statements, except
(i) obligations and liabilities incurred after the date of the Balance Sheet in the ordinary course of business that are not individually or in the aggregate material, and (ii) obligations and liabilities incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, the Company does not know, and has no reasonable ground to know, of any basis for the assertion against the Company as of the date hereof of any material liabilities (not reflected in SCHEDULE IV(A) or the above referred to financial statements).

         Section 2.06 EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET.

         Since the date of the Balance Sheet, other than as disclosed on
SCHEDULE II, the Company has not (i) issued any stock, bond or other corporate security or partnership interest, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business and in connection with the development of the Company's restaurants, (iv) declared or made any payment or distribution to stockholders or partners or purchased or redeemed any share of its capital stock or partnership interests or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes no yet due and payable (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except rights or licenses granted in the ordinary course of business to licensees of the Company, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any material change in officer compensation, (x) made any material change in the manner of business or operations, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing, or (xiii) engaged in any transaction with any director, officer, employee, stockholder or partner of the Company.

         Section 2.07 LITIGATION: COMPLIANCE WITH LAW.

         Other than (a) routine litigation occurring in the ordianry course of business against which the Company is adequately insured, (b) the matters described in the attached SCHEDULE II, or (c) in the case of a threatened action, suit, claim, proceeding or investigation, one that is not material to the Company or its business, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise,

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or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and to the Company's knowledge, there is no basis for any of the foregoing. Except as described in the attached SCHEDULE II, the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed from a legal standpoint, to any liability or disadvantage which may be material to its business prospects, finanical condition, operations, properties or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as described in the attached SCHEDULE II, there is no action or suit by the Company pending or threatened against others. The Company has complied in all material respects with all laws, rules, regulations and orders which are material and applicable to its business, operations, properties, assest, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted in all material respects, including all laws regulating the development and operation of restaurants and all applicable environmental laws. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         Section 2.08 PROPRIETARY INFORMATION OF THIRD PARTIES.

         Except as disclosed in the attached SCHEDULE II, no third party has claimed or has reason to claim that any person now or previously employed or engaged as a consultant by the Company has (a) violated or, to the Company's knowledge, may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or, to the best of the Company's knowledge, may be disclosing or utilized or, to the best of the Company's knowledge, may be utilizing any trade secret or proprietary information or documentation of such third party or violated any confidential relationship which such person may have had with such third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Except as described in the attached SCHEDULE II, no third party has requested information from the Company which reasonably suggests that such a claim might be contemplated. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

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         Section 2.09 TITLE TO PROPERTIES

         The Company has good and marketable title to its properties and assets reflected on the Balance Sheet, or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such porperties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company, except as reflected on the Balance Sheet or, with respect to properties and assets acquired after date of the Balance Sheet, except as disclosed in the attached SCHEDULE II.

         Section 2.10 LEASEHOLD INTERESTS.

         Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would consitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been distrubed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interest.

         Section 2.11 INSURANCE.

         The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.05.

         Section 2.12 TAXES

         The Company has filed all tax returns, Federal, state, county and local, required to be filed by it and, with respect to such state, county and local returns, if not filed would have a material adverse effect on its financial condition or operations, and the Company paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending

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or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Except as set forth in the attached SCHEDULE II, neither the Company nor any of its stockholders have ever filed a consent pursuant to Section 341(f) of the Internal Revenue Code("Code"), relating to collapsible corporations.

         Section 2.13 LOANS AND ADVANCES.

         Except as described in the attached SCHEDULE II, the Company does not have any outstanding loans or advances to any person and is not obligated to made any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         Section 2.14 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER
                      PERSONS

         The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         Section 2.15 SIGNIFICANT SUPPLIERS AND LICENSEES.

         No supplier or licensee during the period covered by the financial statements referred to in Section 2.05 or which has been material to the Company thereafter, has terminated, materially reduced or, to the knowledge of the Company, threatened to terminate or materially reduce its provision of products or services to the Company or has terminated or materially amended or modified a license agreement.

         Section 2.16 GOVERNMENTAL APPROVALS.

         Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Amendment to the 1994 Registration Rights Agreement, or the Issuance, sale and delivery of the Common Stock, other than (i) filings pursuant to Federal and State securities laws (all of which filings have been or, with respect to those filings which may be duly made after the Closing will be, made by or on behalf of the Company) in connection with the sale of the Common Stock, and (ii) with respect to the 1994 Registration Rights Agreement, as amended, the registration of the shares covered therby with the Commission and filings pursuant to Federal and state securities laws.

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         Section 2.17 DISCLOSURE.

         This Agreement, including any Schedule or Exhibit to this Agreement, does not contain an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.

         Section 2.18 OFFERING OF THE COMMON STOCK

         Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise is connection with the offering or sale of the Common Stock or any security of the Company similar to the Common Stock has offered the Common Stock or any such similar security for sale to, or solicited any offer to buy the Common Stock or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integratiion of such security with the Common Stock under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Common Stock to the registration provisions of the Securities Act.

         Section 2.19 BROKERS

         Except as set forth in the attached SCHEDULE II, the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         Section 2.20 OFFICERS

         Set forth in SCHEDULE II is a list of the names of the officers of the Company, together with the title or job classification of each such person. Except as set forth in SCHEDULE II, none of such person has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary, without cost or other liability to the Company or such subsidiary.

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         Section 2.21 TRANSACTIONS WITH AFFILIATES

         Except as set forth in the attached SCHEDULE II, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than five percent of the outstanding capital stock thereof, is presently or contemplated to be a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         Sectiion 2.22 EMPLOYEES

         Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to proprietary business information of the Company including, without limitation, the Company's recipes, operating system, business strategy and other information related to the operations of the Company, has executed an Employee Confidential Disclosure Agreement substantially in the form of EXHIBIT C attached hereto (collectively, the "Confidentiality Agreements"), and the Confidentiality Agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.

         Section 2.23 U.S. REAL PROPERTY HOLDING CORPORATION.

         The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and
Section 1.987-2(b) of the Regulations promulgated by the Internal Revenue
Service.

         Section 2.24 LICENSE

         Except as set forth in SCHEDULE II, all of the Company's license agreements are in good standing, full force and effect as of the date hereof and no party to any such agreemnts is in material default thereof.

         Section 2.25 RESTAURANTS UNDER DEVELOPMENT.

         SCHEDULE II describes all currently outstanding plans, arrangements, contracts, agreements or negotiations relating to the purchase, development, construction or renovation of restaurants by the Company.

         Section 2.26 COMPLIANCE WITH FRANCHISE LAWS.

         The Company has complied with the applicable laws, rules and regulations relating to franchising all jurisdictions where the conduct of the Company's business requires such qualification to the extent necessary such that any failure to so comply will not have a material adverse effect upon the Company or its operations.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Each Purchaser serverally represents and warrants to the Company that:

              (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Shares of Common Stock;

              (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able evaluate the risks and merits of its investemnt in the Company and it is able financially to bear the risks thereof;

              (c) it has received and reviewed the finanical statements and projections of the Company, and it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

              (d) it has made an independent investigation of the business of the Company and is making this investment as a result of this investigation and not as a result of any projections made by the Company;

              (e) the Common Stock being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for-sale in connection with any distribution thereof;

              (f) it understands that (i) the Common Stock has not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) or Section 3(b) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Common Stock will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

              (g) if an entity and not a natural person, it is validly existing under the laws of the state of its organization and the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, state law or its Charter or other organizing documents; and

              (h) it has full right, power and authority to execute this Agreement and the Second Amendment to the 1994 Registration Rights Agreement and to perform its obligations hereunder and thereunder.

                                   ARTICLE IV

                           CONDITIONS TO THE CLOSING

         Section 4.01 CONDITONS TO THE OBLIGATIONS OF THE PURCHASER.

         The obligations of each Purchaser to purchase and pay for the Common Stock being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

              (a) PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chief Executive Officer of the Company shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

              (b) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it reasonably may request.

              (c) 1994 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Second Amendment to the 1994 Registration Rights Agreement in the form attached as EXHIBIT A.

              (d) ADDITIONAL AGREEMENTS. The Company shall have delivered such other agreements and instruments as the Purchasers shall have reasonably requested.

         All such documents shall be satisfactory in form and substance to the Purchasers.

         Section 4.02 CONDITION TO THE OBLIGATIONS OF THE COMPANY.

         The obligation of the Company to sell the Common Stock being sold by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

              (a) 1994 REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have accepted the terms of and executed and delivered the Second Amendment to the 1994 Registration Rights Agreements.

              (b) ADDITIONAL AGREEMENTS. The Purchasers shall have delivered such other agreements and instruments as the Company shall have reasonably requested.

                                   ARTICLE V

                           CONVENANTS OF THE COMPANY

         The company covenants and agrees with each Purchaser that so long as Purchaser owns at least fifty percent (50%) of the Commoan Stock being acquired hereunder.

         Section 5.01 FINANCIAL STATEMENTS, REPORTS, ETC.

         The Company shall furnish:

              (a) to each Purchaser, within ninety (90) days after the end of each fiscal year of the Company, or as soon as practicable thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by Coopers & Lybrand or such other "Big 6" accounting firm selected by the Board of Directors of the Company and an annual report containing a narrative discussion of the results of the Company's operations for the past fiscal year and the status of the Company's liquidity and capital resources as of the end of such year materially conforming to the disclosure requirements contained in Item 303 of Regulation S-K or Regulation S-B, if applicable, under the Securities Act;

              (b) to each Purchaser owning more than 500,000 shares (as the same may be adjusted for stock splits, stock dividends, recapitalizations or other similar events) ("Major Purchaser") within thirty (30) days after the end of each month a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, such consolidated balance sheet to be as of the end of such quater and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year; provided that the Company's obligations under this Section 5.01 shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities where the Company becomes and continues to be subject to the reporting requirements of the Securities Exchange Act of 1934;

              (c) to each Purchaser, at the time of delivery of each annual financial statement pursuant to Section 5.01 (a), a certificate executed by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, stating that he has reviewed this Agreement and has no knowldedge of any default by the Company in the performance or observance of any of the provisions of the Agreement, or, if such officer has such knowledge, specifying such default and the nature thereof;

              (d) to each Major Purchaser, at the time of delivery of each monthly statment pursuant to Section 5.01 (b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations; and

              (e) to each Purchaser, within thirty (30) days prior to the end of each fiscal year, an annual business plan.

         Section 5.02 RIGHT OF FIRST REFUSAL.

              (a) The Company shall, prior to (or as soon thereafter as is reasonably practical) any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to Purchaser continuing to hold at least fifty percent (50%) of the Common Stock purchased hereby (the "Eligible Purchaser") by written notice the right, for a period of thirty (30) days, to purchase a pro rata amount (based on the percentage ownership of the Common Stock of the Company assuming the conversion of all Preferred Shares) of such securities on the same terms and conditions for which such securities are to be issued (unless the Eligible Purchaser is unable to meet such terms and conditions, in which case the Eligible Purchaser shall purchase such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued); provided, however that the first refusal rights of the Eligible Purchasers pursuant to this
Section 5.02 shall not apply to securities issued (A) upon conversion of any of the Series A Preferred Shares or the Series B Preferred Shares, (B) upon exercise of the Toole Option or the Second Toole Option, (C) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock divident or subdivision are limited to additional share of Common Stock, (D) pursuant to the Company's Option Plan, and (E) pursuant to a firm commitment underwritten public offering. The Company shall use reasonable efforts to enable Purchaser to purchase shares in the Company's initial public offering equal to Purchaser's proportionate interest in the Company. The Company's written notice to the Eligible Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms.

         Each Eligible Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Eligible Purchaser shall buy, upon the terms specified, the number of securites agreed to be purchased by such Eligible Purchaser.

              (b) The Company shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer pursuant to this Section 5.02, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers or the Eligible Purchasers, as the case may be, to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

              (c) In case the Company issues any of its securites at a price per share (or at a price per share of Common Stock assuming their full conversion into Common Stock, if applicable) less than the price per share paid by each Eligible Purchaser hereunder, each Eligible Purchaser shall have a right of over -allotment such that if any Eligible Purchaser fails to exercise such Eligible Purchaser's hereunder to purchase such Eligible Purchaser's full proportionate share of the securities proposed to be issued (the "Incomplete Purchasers"), the Purchasers purchasing their full respective proportionate share of such securities (the "Complete Purchasers") may purchase the portion of such securities which has not been purchased by the Incomplete Purchasers as hereinafter provided. The Complete Purchasers shall have ten (10) days from the date notice is given by the Company to the Complete Purchasers that such Incomplete Purchasers have rejected or failed to accept their right to purchase their proportionate share of securities, to agree to purchase up to such Complete Purchaser's proportionate share of such securites not purchased by the Incomplete Purchasers. Notwithstanding anything in Section 5.02(b) to the contrary, as used in this Section 5.02(c) with respect to the Complete Purchasers only, each Complete Purchaser's "proportionate share" shall be calculated by excluding from the denominator of the fraction the total number of shares of Common Stock of any Incomplete Purchaser and the total number of shares of Common Stock into which the share of such Incomplete Purchaser's Preferred Shares or other convertible securities, if any, are convertible.

          Section 5.03 CORPORATE EXISTENCE

         The Company shall maintain and cause any subsidiary which it may create to maintain their respective corporate existence, rights and franchises in full force and effect; provided however, that the Company may liquidate or merge any subsidiary into the Company if the Board of Directors deems such action appropriate.

         Section 5.04 PROPERTIES, BUSINESS, INSURANCE.

         The Company shall maintain and cause any subsidiary which it may create to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assigment or change in beneficiary and shall not borrow against any such policy.

         Section 5.05 RESTRICTIVE AGREEMENTS PROHIBITED.

         Neither the Company nor any of its subsidiaries shall become aparty to any agreement which by its terms restricts the Company's performance of this Agreement or the 1994 Registration Rights Agreement, as amended.

         Section 5.06 TRANACTIONS WITH AFFILIATES.

         Except for transaction contemplated by this Agreement or as other wise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof, except for transactions on customary terms related to such prson's employment and transactions on terms which are no less favorable than could be obtained with an independent third party in an arm's length rransaction and which are approved by a majority of the disinterested directors of the Company.

         Section 5.07 EXPENSES OF DIRECTORS

         The Company shall prompty reimburse in full each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

         Section 5.08 USE OF PROCEEDS.

         The Company shall use the proceeds from the sale of the Common Stock for expansion and working capital.

         Section 5.09 BOARD OF DIRECTORS MEETING

         The Company shall use its best efforts to ensure that meeting of its Board of Directors are held at least quarterly as well as to obtain directors and officers insurance coverage as approved by the Board of Directors.

         Section 5.10 COMPENSATION.

         The Company shall play to its officers compensation as determined by the Board of Directors upon the recommendation of the compensation committee of the Board of Directors.

         Section 5.11 BY-LAWS.

         The Company shall at all times maintain provisions in its By-Laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the state of Florida.

         Section 5.12 MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES.

         The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary which it may create, except to the Company or another subsidiary which it may create, or permit any subsidiary which it may create to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary which it may create, except to the Company or another subsidiary which it may create.

         Section 5.13 DISTRIBUTIONS BY SUBSIDIARIES.

         The Company shall not permit any subsidiary which it may create to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary which it may create.

         Section 5.14 COMPLIANCE WITH LAWS.

         The Company shall comply, and cause each subsidiary to comply with, all applicable laws, rules, regulations and orders, non-compliance with which could materially adversely affect its business or condition, financial or otherwise, including all laws relating to the offer and sale of franchises, and the development and operation of the restaurants and applicable environmental laws.

         Section 5.15 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

         The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 5.16 U.S. REAL PROPERTY INTEREST STATEMENT.

         Upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comly with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Ection 5.16 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an extablished securities market.

                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.01 EXPENSES.

         Each party hereto will pay its own expenses in connection with the transactions contemplated hereby whether or not such tranactions shall be consummated.

         Section 6.02 SURVIAL OF AGREEMENTS.

         All convenants, agreements, representations and warranties made herein or in the 1994 Registration Rights Agreement, as amended, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or the 1994 Registration Rights Agreement, as amended, shall survive the execution and delivery of this Agreement, the 1994 Registration Rights Agreement, as amended, the issuance, sale and delivery of the Common Stock, and all statements contained in ay certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

        Section 6.03 BROKERAGE.

         Each party hereto will indemnify and hold harmless the others against and in respect of any claim or brokerage or other commissions relative to this Agreement or to the tranactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         Section 6.04 PARTIES IN INTEREST.

         All representation, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefitting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Common Stock.

         Section 6.05 NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by facsmile transmission in the case of non-U.S. residents, addressed as follows:

               (a) If to the Company:

                   4801 South University Drive, Suite 304 East
                   Davie, Florida 33328
                   Attention: Chief Executive Office

               (b) If to any Purchaser, at the address of
                   such Purchaser set forth in Schedule I.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         Section 6.06 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         Section 6.07 ENTIRE AGREEMENT.

         This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         Section 6.08 COUNTERPARTS.

         This Agreement may be executed in tow or more counterparts, each of which shall be deemed an original, but all of which together shall consitute one and the same instrument.

         Section 6.09 AMENDMENTS.

         This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchaser.

         Section 6.10 SEVERABILITY.

         If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         Section 6.11 TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are for convenience only, and are not to be considered in construing or interpreting any term or provision of this Agreement.

         Section 6.12 CERTAIN DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              (a) "affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

              (b) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorprated organization, government agency or any agency or political subdivision thereof, or other entity.

              (c) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaires.

    IN WITNESS WHEREOF, the Company and the Purchase have executed this Agreement as of the day and year first above written.

Attest:                                 ROADHOUSE GRILL, INC.


/s/ CHARLES D. BARRETT                  By: /s/ JOHN DAVID TOOLE, III
--------------------------              -----------------------------
Charles D. Barret                        John David Toole III
Secretary                                Title: President


                                        PURCHASERS


                                        /s/ TAN KIM POH
                                        -----------------------------
                                        Tan Kim Poh
                                        Authorized Signatory
                                        (May 20, 1995)
                                        -----------------------------

    IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.


Attest:                                 ROADHOUSE GRILL, INC.


                                        By:
---------------------------                ------------------------------
Secretary                                  Title:


                                        PURCHASERS

                                        (Illegible)
                                        ---------------------------------

                                        ARAB MULTINATIONAL INVESTMENT CO.
                                        ---------------------------------

    IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.


Attest:                                 ROADHOUSE GRILL, INC.


                                        By:
--------------------------                 --------------------------
Secretary                                   Title:


                                        PURCHASERS

                                        GRACE VENTURES PARTNERSHIP II

                                        By: Horn Venture Partners II
                                        ------------------------------

                                        /s/ ROBERT E. PEDIGO
                                        ------------------------------
                                        Robert E. Pedigo
                                        General Partner

                                   SCHEDULE I

                                   PURCHASERS


                                   NUMBER OF SHARES             AGGREGATE
NAME AND MAILING                   OF COMMON STOCK              PURCHASE PRICE
ADDRESS OF PURCHASER               TO BE PURCHASED              FOR COMMON STOCK
--------------------               ---------------              ----------------

Grace Ventures Partnership              156,250                  $  500,000
III, L.P.
20300 Stevens Creek Blvd.
Cupertino, CA 95014

Arab Multinational                       10,000                  $   32,000
Investment Co.

Berjaya Group (Cayman) Ltd.           1,083,750                  $3,468,000
c/o K.P. Tan
Level 28
Shahzan Prudential Tower
30 Jalan Sultan Ismail
50250 Kuala Lumpur
Malaysia

                                   SCHEDULE II

                                TO COMMON STOCK

                               PURCHASE AGREEMENT


Section 2.01 (a).     QUALIFICATIONS.

                      None

Section 2.01 (b).     SUBSIDIARIES, JOINT VENTURES AND AFFILIATES.

        2.01 (b)(ii)  The Company is the only member of North Miami Roadhouse
                      Grill, L.C., a Florida limited liability company that owns the Roadhouse Grill restaurant located at 12599 Biscayne Boulevard, North Miami, Florida 33181. North Miami Roadhouse Grill, L.C. owns all of the issued and outstanding shares of Roadhouse Grill North Miami, Inc. Roadhouse Grill North Miami, Inc. holds the lease to the premises at 12599 Biscayne Boulevard, North Miami, Florida 33181.

                      The Company is a member of Kendall Roadhouse Grill, L.C., a Florida limited liability company that owns the Roadhouse Grill being constructed at 7199 S.W. 117th Avenue, Miami, Florida.

        2.01 (b)(iii) The Company may be deemed to have control over North Miami
                      Roadhouse Grill, L.C. and Kendall Roadhouse Grill, L.C.

Section 2.04          AUTHORIZED CAPITAL STOCK.

                      John Y. Brown, Jr. and J. David Toole, III, have agreed that in case of the death of John Y. Brown, Jr., J. David Toole, III shall have the right to vote the shares of the Company's common stock owned by the estate or heirs of John Y. Brown, Jr.

Section 2.05          FINANCIAL STATEMENTS AND PROJECTIONS

                      No material change.

Section 2.06          EVENTS SUBSEQUENT TO JANUARY 26, 1995.

                      None

Section 2.07          LITIGATION.

                      The Company is the defendant in a lawsuit entitled ROBERTS V. ROADHOUSE GRILL, INC., Case No. 93-25277, in the circuit court for Broward County, Florida. The case alleges food poisoning from the sale of bad fish. It is being handled by the Company's insurance carrier.

                      The Company is the defendant in a lawsuit entitled BESWICK V. ROADHOUSE GRILL, INC., Case No. 94-03640. The case alleges that the plaintiff fell in one the Company's restaurants. The case is being handled the the Company's insurance carrier.

                      The Company is the defendant in a lawsuit entitled ESCOBAR
                      V. ROADHOUSE GRILL, INC., Case No. 94-03289. The case alleges that the plaintiff fell in one the Company's restaurants. The case is being handled by the Company's insurance carrier.

                      The Company is the defendant in a lawsuit entitled PICCIANO V. ROADHOUSE GRILL, INC., Case No. 94-03759. The case alleges that the plaintiff fell in one of the Company's restaurants. The case is being handled by the Company's insurance carrier.

Section 2.09          TITLE TO PROPERTIES.

                      The Company may be subject to mechanics liens in connection with recently opened restaurants and improvements to other restaurants under development.

                      The Company has purchased a restaurant site located at 200 Yacht Club Drive, North Palm Beach, Florida. The purchase price was $1,100,000, of which $900,000 was financied by delivering to the seller a promissary note bearing interest at eight percent (8%) per annum payable over ten (10) years and which is secured by a mortgage on the property.

                      The Company has purchased a restaurant site and neighboring parking lot located at 5051 14th Street West, Bradenton, Florida. The purchase price was $1,025,000, of which approximately $629,990 was financed by assuming an existing mortgage which bears interest at 9% per annum for a remaining term of 8 years.

                      The Company has purchased a restaurant site located at US 192 & Hoabland Blvd., Kissimmee, Florida. The purchase price was $900,000, of which approximately $700,000 was financed by delivering to the seller a promissory note bearing interest at 9% per annum for a term of 7 years and which is secured by a mortgage on the property.

                      The Company has purchased a restaurant site located at 2226 N. Monroe St., Tallahassee, Florida. The purchase price was $1,200,000, of which $900,000 was financed by delivering to the seller a promissary note bearing interest at 9% per annum for a term of 10 years and which is secured by a mortgage on the property.

                      The Company has purchased a restaurant site located at 2300 Hwy 434 West, Altamonte Springs, Florida. The purchase price was $1,100,000, of which $900,000 was financed by delivering to the seller a promissary note bearing interest at 8% per annum for a term of 10 years and which is secured by a mortgage on the property.

                      The Company has purchased a restaurant site located at Old St. Augustine Road, Jacksonville, Florida. The purchase price was $1,050,000, of which $850,000 was financed by delivering to the seller a promissary note bearing interest at 8% per annum for a term of 10 years and which is secured by a mortgage on the property.

Section 2.11          INSURANCE.

                      The Company has obtained key man life insurance as required by previous agreements.

Section 2.13          LOANS AND ADVANCES.

                      None

Section 2.20          OFFICERS.

                      The following is a list of the names and titles of the officers of the Company:

                      John Y. Brown, Jr.          Chairman of the Board
                      J. David Toole, III         President and Chief Executive
                                                  Officer
                      J. David Toole, Jr.         Vice President
                      Charles D. Barnett          Secretary
                      Clyde Larman                Controller

Section 2.25          RESTAURANTS UNDER DEVELOPMENT

                      The following are restaurants under development by the
                      Company:

                      1. Restaurant to be located at 5051 14th Street West, Bradenton, Florida.

                      2. Restaurant to be located at 13151 N. Dale Mabry Hwy, Tampa, Florida.

                      3. Restaurant to be located at Indian Trace Shopping Center, Weston, Florida.

                      4. Restaurant to be located at 3105 Hwy 98 N., Lakeland, Florida.

                      5. Restaurant to be located at 498 Seminole Blvd., St. Petersburg, Florida.

                      6. Restaurant to be located at Orlando South Market Square at South Side, Orlando, Florida.

                      7. Restaurant to be located at 8th Street and 67th Avenue, Miami, Florida.

                      8. Restaurant to be located at 2226 N. Monroe Street, Tallahassee, Florida.

                      9. Restaurant to be located at US 192 and Hoabland Blvd., Kissimmee, Florida.

                     10. Restaurant to be located at Linton Ave. and Federal Hwy., Delray Beach, Florida.

                     11. Restaurant to be located at 2300 Hwy 434 West, Altamonte Springs, Florida.

                     12. Restaurant to be located at 9743 Old St. Augustine Road, Jacksonville, Florida.

                                  SCHEDULE III

                                TO COMMON STOCK

                               PURCHASE AGREEMENT


                          SHAREHOLDERS OF THE COMPANY

     The following is a list of the shareholders of the Company's common stock, and the number of shares to be owned by each at the Closing.

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

John Y. Brown, Jr.                                                     2,835,000
J. David Toole, III                                                      144,445
Berjaya Group (Cayman) Ltd.                                            6,565,000

     The following is a list of the shareholders of the Company's Series A Preferred Stock, and the number of shares to be owned by each at the Closing.

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

Grace Ventures Partnership III, L.P.                                   1,220,000
J.P. Bolduc                                                               76,250
J.Peter Grace                                                             76,250
D.W. Robbins, Jr.                                                         76,250
Christian F. Horn                                                         76,250
Banque Scandinave En Suisse                                            1,000,000
Berjaya Group (Cayman) Ltd.                                            1,000,000

     The following is a list of shareholders of the Company's Series B Preferred Stock and the number of shares to be owned by each at the Closing.

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

Grace Ventures Partnership III, L.P.                                     300,000
J.P. Bolduc                                                               16,675
J. Peter Grace                                                            16,675
D. W. Robbins, Jr.                                                        16,675
Berjaya Group (Cayman) Ltd.                                            1,000,000
Societe Financiere Privee                                                600,000
Arab Multinational Investment                                            400,000

                                   SCHEDULE IV

                                TO COMMON STOCK

                               PURCHASE AGREEMENT


                                   AGREEMENTS

     Unless otherwise defined herein, terms used herein shall have the same meaning as set forth in the Purchase Agreement dated _________________, 1995 and in Schedule II.

A. The following is a list of certain contracts, agreements and instruments of the Company.

     1.   The 1994 Stock Option Plan.

     2. The North Miami Roadhouse Grill, L.C. Articles of Organization and Operating Agreement.

     3. The Roadhouse Grill Kendall, L.C. Articles of Organization and Operating Agreement.

     4. Lease Agreement between Prudential-Bache/CNL National Net Lease Properties, Ltd. and the Company for the restaurant located at 8525 Pines Boulevard, Pembroke Pines, Florida.

     5. Sublease Agreement between Meatballs, Inc. and Roadhouse Grill North Miami, Inc. for the restaurant located at 12599 Biscayne Boulevard, North Miami, Florida.

     6. Lease Agreement between Steve Cohen, as Trustee and the Company for the restaurant located at 1580 University Drive, Coral Springs, Florida.

     7. Lease Agreement between Wise Oak Corp. and the Company for a restaurant being developed at 4201 Okeechobee Boulevard, West Palm Beach, Florida.

     8. Lease Agreement between Muben-Lamar, L.P. and the Company for a restaurant being developed at 7199 S.W. 117th Avenue, Miami, Florida.

     9. Mortgage between the Company and Jean D. Allegretti for the restaurant located at 200 Yacht Club Drive, North Palm Beach, Florida.

    10. Lease Agreement for a restaurant located at 1870 Semoran Boulevard, Winter Park, Florida.

    11. Lease Agreement for a restaurant being developed at 13151 N. Dale Mabry Hwy., Tampa, Florida.

    12. Lease Agreement for a restaurant being developed at Indian Trace Shopping Center, Weston, Florida.

    13. Lease Agreement for a restaurant being developed at 3105 Hwy. 98 N., Lakeland, Florida.

    14. Lease Agreement for a restaurant being developed at Orlando South Market Square, Orlando, Florida.

    15. Lease Agreement for a restaurant being developed at Linton Ave. and Federal Highway, Delray Beach, Florida.

    16. Lease Agreement for a restaurant being developed at 498 Seminole Blvd., St. Petersburg, Florida.

    17. Agreement between J. David Toole, III and John Y. Brown, Jr. dated July 12, 1992 as amended June 10, 1993.

    18. Agreement with Rodberg Construction Co. for construction and improvements of the various restaurants under development by the Company.

    19. Agreement between J. David Toole, III and John Y. Brown, Jr. dated July 12, 1992, as amended June 10, 1993 and which has been assumed by the Company.

    20.   1994 Stock Option Plan.

    21.   Stock Option Agreements with J. David Toole, III.

    22. An apartment is being furnished to certain of the employees of the Company at a monthly rental of $600 per month on an interim basis.

    23. Agreement between Americana Entertainment Group, Inc. and John Y. Brown and David Toole dated August 1992 which was amended as of October 7, 1992.

    24. Agreement between the Company and Lone Star Roasters dated as of May 17, 1993.

    25. Mortgage on the site where a restaurant under development is to be located at 5051 14th Street West, Bradenton, Florida.

    26. Mortgage on the site where a restaurant under development is to be located at US 192 and Hoabland Blvd., Kissimmee, Florida.

    27. Mortgage on the site where a restaurant under development is to be located at 2226 N. Monroe Street, Tallahassee, Florida.

    28. Mortgage on the site where a restaurant under development is to be located at 2300 Hwy. 434 West, Altamonte Springs, Florida.

    29. Mortgage on the site where a restaurant under development is to be located at 9743 Old St. Augustine Road, Jacksonville, Florida.